Exhibit 5.1

John Hancock Tower, 20th Floor
200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

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October 19, 2012

Radius Health, Inc.

201 Broadway, 6th Floor

Cambridge, MA 02139

Re: Form S-1 Registration Statement File No. 333-179397 Public Offering of up to $78,487,500 of Shares of Common Stock of Radius Health, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Radius Health, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S—1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 6, 2012 (Registration No. 333-179397) (as amended, the “Registration Statement”).  The Registration Statement relates to the registration of up to $78,487,500 of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) (including shares that may be purchased by the underwriters  pursuant to an option to purchase additional shares of Common Stock).  The term “Shares” shall include all shares of Common Stock registered in connection with the offering contemplated by the Registration Statement, including any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in total numbers that do not exceed the total number of shares available under the Company’s certificate of incorporation and in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP